Exhibit 10.2

NATIONWIDE HEALTH PROPERTIES, INC.

[FORM OF] 1989 STOCK OPTION PLAN AS AMENDED AND RESTATED APRIL 20, 2001

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT is entered into as of this [    ] day of [                    ], [            ], between NATIONWIDE HEALTH PROPERTIES, INC., a Maryland corporation (hereinafter called the “Corporation”), and [                ], an officer, director and/or employee of the Corporation or one of its subsidiaries (hereinafter called “Optionee”).

WHEREAS, the Corporation desires to carry out the purpose of the Nationwide Health Properties, Inc. 1989 Stock Option Plan as amended and restated April 20, 2001 (the “Plan”) by providing Optionee an opportunity to purchase shares of the Corporation’s $.10 par value Common Stock and to receive dividend equivalents, all upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto have agreed, and do hereby agree, as follows:

1. Definitions. As used herein, the following terms shall have the following meanings:

(a) “Committee” shall mean the Committee defined in Paragraph 2(k) of the Plan and designated pursuant to Paragraph 3(a) of the Plan to administer the Plan.

(b) “Common Stock” shall mean shares of the Corporation’s common stock, $.10 par value, subject to adjustment pursuant to Paragraph 9 hereunder.

(c) “Dividend Equivalent” shall mean the additional right, when earned, of an Optionee to receive for each Dividend Equivalent an amount equal to the actual dividend declared per share of Common Stock with such amount to be credited to Optionee as of the dividend payment date.

(d) “Fair market value” shall mean the fair market value of the Common Stock as determined in accordance with any reasonable valuation method selected by the Committee, including the valuation methods described in Treasury Regulations Section 20.2031-2. Unless determined otherwise by the Committee, “fair market value” shall be as applied to any date specified herein, the closing price of a share of Common Stock as reported in the Wall Street Journal on such date, or if no such sales were made on such date, the closing price of such share as reported in the Wall Street Journal on the next preceding date on which there were such sales.

(e) “Incentive Stock Option” shall mean an Option designated as such by the Committee at the time of grant pursuant to Paragraph 2 hereof and which is an “incentive stock option” within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended.

(f) “Non-Qualified Stock Option” shall mean an Option which is not an Incentive Stock Option.

(g) “Option” or “Stock Option” shall mean the right to purchase shares of Common Stock pursuant to Paragraph 2 of this Agreement.

(h) “Option Price” shall mean the purchase price per share of Common Stock hereunder.

(i) “Option Shares” shall mean Common Stock covered by and subject to any outstanding unexercised Option granted pursuant to this Agreement.

(j) “Optionee” shall mean the person named above to whom an Option has been granted pursuant to this Agreement.

(k) “Plan” shall refer to Nationwide Health Properties, Inc. 1989 Stock Option Plan, as amended and restated April 20, 2001, pursuant to which this Agreement is being executed.

2. Grant of Option. The Corporation hereby irrevocably grants to Optionee the right and Option to purchase all or any part of that number of Option Shares which is set forth on page 9 hereof (such number being subject to adjustment as provided in Paragraph 9 hereof) on the terms and conditions set forth herein, said Option to be designated as Incentive Stock Options and/or Non-Qualified Stock Options as set forth on page 9 hereof.

3. Exercise Price. The exercise price of the Option Shares covered by the Option granted pursuant to this Agreement shall be that price which is set forth on page 9 hereof.

4. Terms of Option.

(a) Option Period. The Option and all rights and obligations thereunder shall expire ten (10) years from the date of this Agreement in the case of Incentive Stock Options and eleven (11) years from the date of this Agreement in the case of Non-Qualified Stock Options, and each Option shall be subject to earlier termination as provided elsewhere herein. Except as otherwise provided elsewhere herein, if Optionee shall not in any given period exercise any part of the Option which has become exercisable during that period, Optionee’s right to exercise such part of the Option shall continue until expiration of the Option, or part thereof, as provided herein.

(b) Exercise. No Option shall become exercisable until [one] year following the date of this Agreement, and shall, except as provided in Paragraph 4(h) hereof, thereafter be exercisable as set forth on page 9 hereof. No Option, or part thereof, shall be exercisable except with respect to whole shares of Common Stock, and fractional share interests shall be disregarded except that they may be accumulated.

(c) Notice and Payment. Subject to the provisions contained herein, the Option granted herein shall be exercised by written notice delivered to the Corporation, specifying the number of Option Shares with respect to which the Option is being exercised, together with concurrent payment in full of the exercise price as hereinafter provided. If the Option is being exercised by any person or persons other than Optionee, said notice shall be accompanied by proof, satisfactory to the counsel for the Corporation, of the right of such person or persons to exercise the Option. The Corporation’s receipt of a notice of exercise without concurrent receipt of the full amount of the exercise price shall not be deemed an exercise of the Option by Optionee, and the Corporation shall have no obligation to Optionee for any Option Shares unless and until full payment of the exercise price is received by the Corporation and all of the terms and provisions of this Agreement have been fully complied with.

(d) Payment of Exercise Price. The exercise price of any Option Shares purchased upon the proper exercise of the Option shall be paid in full at the time of each exercise of the Option, or part thereof, in cash or check and/or, subject to Paragraph 5(b) hereof, in Common Stock of the Corporation which, when added to the cash payment, if any, has an aggregate Fair Market Value equal to the full amount of the exercise price of the Option, or part thereof, then being exercised. Payment by Optionee as provided herein shall be made in full concurrently with Optionee’s notification to the Corporation of his or her intention to exercise all or part of the Option. If all or any part of a payment is made in shares of Common Stock as heretofore provided, such payment shall be deemed to have been made only upon receipt by the Corporation of all required share certificates, and all stock powers and all other required transfer documents necessary to transfer the shares of Common Stock to the Corporation. In addition, Options may be exercised and payment made by delivering a properly executed exercise notice together with irrevocable instructions to a broker or bank to promptly deliver to the Corporation the amount of sale proceeds necessary to pay the exercise price and any applicable tax withholding; the date of exercise shall be deemed to be the date the Corporation receives the notice.

(e) Minimum Exercise. Not less than ten (10) Option Shares may be purchased at any one time upon exercise of the Option unless the number of shares purchased is the total number which remains to be purchased under the Option.

(f) Prior Outstanding Incentive Stock Options. Incentive Stock Options herein granted to Optionee shall be exercisable even while Optionee has outstanding and unexercised any Incentive Stock Option previously granted to him or her pursuant to the Plan or any other Incentive Stock Option Plan of the Corporation or any Subsidiary. An Incentive Stock Option shall be treated as outstanding until it is exercised in full or expires by reason of lapse of time, or is otherwise cancelled by mutual action of Optionee and the Corporation.

(g) Compliance With Law. No shares of Common Stock shall be issued upon exercise of the Option, and Optionee shall have no right or claim to such shares, unless and until: (i) payment in full has been received by the Corporation; (ii) in the opinion of the counsel for the Corporation, all applicable requirements of law and of regulatory bodies having jurisdiction over such issuance and delivery have been fully complied with; and (iii) if required by federal or state law or regulation, Optionee shall have paid to the Corporation the amount, if any, required to be withheld on the amount deemed to be compensation to Optionee as a result of the exercise of his or her Option, or made other arrangements satisfactory to the Corporation, in its sole discretion, to satisfy applicable income tax withholding requirements.

(h) Reorganization. Notwithstanding any provision herein pertaining to the time of exercise of the Option, or part thereof, upon adoption by the requisite holders of the outstanding shares of Common Stock of any plan of dissolution, liquidation, reorganization, merger, consolidation or sale of all or substantially all of the assets of the Corporation to another corporation which would, upon consummation, result in termination of the Option in accordance with Paragraph 15 hereof, the Option herein granted shall become immediately exercisable (but in no event shall be exercisable during the first six months after they are granted if SEC Rule 16b-3, or any successor thereto, so provides) as to all unexercised Option Shares for such period of time as may be determined by the Committee, but in any event not less than 30 days, on the condition that the terminating event described in Paragraph 15 hereof is consummated.

5. Designation of Incentive Stock Options. If the Committee has designated the Option herein granted, or part thereof, as Incentive Stock Options, said designation being so indicated on page 9 hereof, such Incentive Stock Options shall be subject to the following requirements:

(a) Disposition. Optionee shall not upon the exercise of an Incentive Stock Option dispose of such Common Stock shares thereby transferred to him or her within two years from the date of this Agreement nor within one year after such transfer of such shares.

(b) Transfer of Statutory Option Stock. In no event may any Incentive Stock Option be exercised hereunder by transfer of statutory option stock (as defined in Section 425(c)(3)(B) of the Internal Revenue Code of 1986, as amended) if the applicable holding period requirements (under Section 422(a)(1), 422A(a)(l), 423(a)(1), or 424(a)(1) of the Internal Revenue Code of 1986, as amended) have not been met with respect to such statutory option stock before such transfer.

6. Non-Qualified Stock Options. The Option herein granted, or part thereof, shall be deemed Non-Qualified Stock Options under this Agreement if the Option Shares subject to said Option: (i) are designated at the time of grant as Incentive Stock Options but do not so qualify under the provisions of Paragraph 5 hereof or under the provisions of Section 422A of the Internal Revenue Code of 1986, as amended, or any regulations or rulings issued by the Internal Revenue Service or under any provisions of the Plan for any reason; or (ii) are designated at the time of grant on page 9 hereof as Non-Qualified Stock Options.

7. Dividend Equivalents. The Corporation hereby irrevocably grants to Optionee the right to receive that number of Dividend Equivalents set forth on page 9 hereof (such number being subject to adjustment as provided in Paragraph 9 hereof) on the terms and conditions set forth herein. The Dividend Equivalents shall be based on the dividends declared on the Corporation’s Common Stock and shall be credited and payable as of the dividend payment dates that occur during the period commencing on the first dividend payment date after the date of grant and, to the extent required to avoid the imposition of taxes under Section 409A of the Internal Revenue Code of 1986, as amended, terminating on the earlier of (i) Optionee’s termination of employment or service with the Corporation or (ii) the expiration of the Option according to its terms (i.e., ten (10) years from the date of this Agreement in the case of Incentive Stock Options and eleven (11) years from the date of this Agreement in the case of Non-Qualified Stock Options), regardless of whether or when such Option is exercised. The Dividend Equivalents shall be payable in cash or additional shares of Common Stock by such formula and subject to such conditions as may be determined by the Plan Committee. For purposes of this Agreement, Optionee’s termination of employment or service with the Corporation shall include termination of employment or service with a Subsidiary and cessation of affiliation with the Corporation or a Subsidiary.

8. Non-transferability. Except as provided elsewhere in this Agreement or in the Plan, each Option and each Dividend Equivalent shall, by its terms, be nontransferable by Optionee other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder. Incentive Stock Options shall be exercisable during the lifetime of the Optionee only by the Optionee.

9. Adjustment Upon Changes in Capitalization. If the outstanding shares of Common Stock of the Corporation are increased, decreased, or changed into or exchanged for a different number or kind of shares or securities of the Corporation, through a reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation, or otherwise, without consideration to the Corporation, or if there is a spin-off or other distribution of stock or property with respect to the holders of the Common Stock other than normal cash dividends, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which Stock Options may be granted. A corresponding adjustment changing the number or kind of Option Shares and the exercise prices per share allocated to unexercised Stock Options, or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Such adjustments shall be made without change in the total price applicable to the unexercised portion of the Stock Option, but with a corresponding adjustment in the price of each share subject to the Stock Option. An appropriate adjustment shall also be made under this paragraph to the number of Dividend Equivalents. Adjustments under this Paragraph shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final and conclusive. No fractional shares of stock shall be issued or made available hereunder on account of such adjustments, and fractional share interests shall be disregarded, except that they may be accumulated.

10. Continuation of Affiliation. Nothing contained in this Agreement shall obligate the Corporation or any Subsidiary to employ or continue to employ or remain affiliated with Optionee for any period of time or interfere in any way with the right of the Corporation or a Subsidiary to reduce or increase Optionee’s compensation.

11. Cessation of Affiliation. Except as provided in Paragraph 12 hereof, if, for any reason other than disability or death, Optionee ceases to be affiliated with the Corporation or a Subsidiary, the Option herein granted shall expire on the expiration dates specified herein for said Option, or three (3) months after Optionee ceases to be so affiliated, whichever is earlier. During such period after cessation of affiliation, such Option shall be exercisable only as to those increments, if any, which had become exercisable as of the date on which Optionee ceased to be affiliated with the Corporation or the Subsidiary, and any Option or increments which had not become exercisable as of such date shall expire automatically on such date.

12. Termination for Cause. If Optionee’s employment by or affiliation with the Corporation or a Subsidiary is terminated for cause, the Option herein granted shall automatically expire and terminate in its entirety immediately upon such termination; provided, however, that the Committee may, in its sole discretion, within thirty (30) days of such termination reinstate such Option by giving written notice of such reinstatement to the Optionee. In the event of such reinstatement, Optionee may exercise the Option only to such extent, for such time, and upon such terms and conditions as if Optionee had ceased to be employed by or affiliated with the Corporation or a Subsidiary upon the date of such termination for a reason other than cause, disability or death. Termination for cause shall include, but shall not be limited to, termination for malfeasance or gross misfeasance in the performance of duties or conviction of illegal activity in connection therewith and, in any event, the determination of the Committee with respect thereto shall be final and conclusive.

13. Death of Optionee. If Optionee dies while employed by or affiliated with the Corporation or a Subsidiary, or during the three-month period referred to in Paragraph 11 hereof, the Option herein granted shall expire on the expiration dates specified herein for said Option, or one (1) year after the date of such death, whichever is earlier. After such death, but before such expiration, subject to the terms and provisions of the Plan and this Agreement, the person or persons to whom Optionee’s rights under the Option shall have passed by will or by the applicable laws of descent and distribution, or the executor or administrator of the Optionee’s estate, shall have the right to exercise such Option to the extent that increments, if any, had become exercisable as of the date on which Optionee died.

14. Disability of Optionee. If Optionee is disabled while employed by or affiliated with the Corporation or a Subsidiary, or during the three-month period referred to in Section 11 hereof, the Option herein granted shall expire on the expiration dates specified herein, or one (1) year after the date such disability occurred, whichever is earlier. After such disability occurs, but before such expiration, Optionee or the guardian or conservator of Optionee’s estate, as duly appointed by a court of competent jurisdiction, shall have the right to exercise such Option to the extent that increments, if any, had become exercisable as of the date on which Optionee became disabled or ceased to be employed by or affiliated with the Corporation or a Subsidiary as a result of the disability. Optionee shall be deemed to be “disabled” if it shall appear to the Committee, upon written certification delivered to the Corporation of a qualified licensed physician, that Optionee has become permanently and totally unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in Optionee’s death, or which has lasted or can be expected to last for a continuous period of not less than 12 months.

15. Terminating Events. Upon consummation of a plan of dissolution or liquidation of the Corporation, or upon consummation of a plan of reorganization, merger or consolidation of the Corporation with one or more corporations, as a result of which the Corporation is not the surviving entity, or upon the sale of all or substantially all the assets of the Corporation to another corporation, the Option herein granted and any applicable Dividend Equivalents shall be terminated, subject to provisions of Paragraph 4(h) hereof, unless provision is made in connection with such transaction for assumption of the Option and Dividend Equivalents herein granted, or substitution for such Option and Dividend Equivalents with new stock options and dividend equivalents covering stock of a successor corporation, or a parent or subsidiary corporation thereof, solely at the discretion of such successor corporation, or parent or subsidiary corporation, with appropriate adjustments as to number and kind of shares and prices and dividend equivalents.

16. Amendment and Termination. The Board of Directors of the Corporation may, at any time and from time to time, suspend, amend or terminate the Plan and may, with the consent of Optionee, make such modifications of the terms and conditions of the Option herein granted and any applicable Dividend Equivalents as it shall deem advisable. Amendment, suspension, or termination of the Plan shall not (except as otherwise provided in Paragraph 9 hereof), without the consent of Optionee, alter or impair any rights or obligations under the Option and any applicable Dividend Equivalents herein granted.

17. Privileges of Stock Ownership; Retaliatory Law Compliance; Notice of Sale. No Optionee shall be entitled to the privileges of stock ownership as to any Option Shares not actually issued and delivered. No Option Shares may be purchased upon the exercise of the Option unless and until all then applicable requirements of all regulatory agencies having jurisdiction and all applicable requirements of the securities exchanges upon which securities of the Corporation are listed (if any) shall have been fully complied with. This paragraph 17 shall not limit or reduce any rights to Optionee with respect to applicable earned Dividend Equivalents.

18. Agreement and Representations of Optionee. Unless the shares of Common Stock covered by the Option herein granted have been registered with the Securities and Exchange Commission pursuant to the registration requirements under the Securities Act of 1933, Optionee shall: (i) by and upon accepting the Option, represent and agree in writing, for himself or herself and his or her transferees by will or the laws of descent and distribution, that the Option Shares will be acquired for investment purposes and not for resale or distribution; and (ii) by and upon the exercise of the Option, or part thereof, furnish evidence satisfactory to counsel for the Corporation, including written and signed representations to the effect that the Option Shares are being acquired for investment purposes and not for resale or distribution, and that the Option Shares being acquired shall not be sold or otherwise transferred by Optionee except in compliance with the registration provisions under the Securities Act of 1933, as amended, or an applicable exemption therefrom. Furthermore, the Corporation, at its sole discretion, to assure itself that any sale or distribution by Optionee complies with the Plan and any applicable federal or state securities laws, may take all reasonable steps, including placing stop transfer instructions with the Corporation’s transfer agent prohibiting transfers in violation of the Plan and affixing the following legend (and/or such other legend or legends as the Committee shall require) on certificates evidencing the shares:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THEM UNDER THE ACT OR A WRITTEN OPINION OF COUNSEL FOR THE HOLDER THEREOF, WHICH OPINION SHALL BE ACCEPTABLE TO NATIONWIDE HEALTH PROPERTIES, INC., THAT REGISTRATION IS NOT REQUIRED.”

19. Notices. All notices and demands of any kind which may be required or which the Committee, Optionee, or any other person desires to give hereunder shall be in writing and shall be delivered in hand to the person or persons to whom addressed (in the case of the

Committee, with the Chief Executive Officer, Chief Financial Officer or Secretary of the Corporation), by leaving a copy of such notice or demand at the address of such person or persons as may be reflected in the records of the Corporation, or by mailing a copy thereof, properly addressed as above, by certified or registered mail, postage prepaid, with return receipt requested. Delivery by mail shall be deemed made upon receipt by the notifying party of the return receipt request acknowledging receipt of the notice or demand.

IN WITNESS WHEREOF, the Corporation has caused this Stock Option Agreement to be duly executed by an officer thereof thereunto duly authorized, and Optionee has hereunto set his hand, all effective as of the day and year first above written.

NATIONWIDE HEALTH PROPERTIES, INC.

By:

OPTIONEE

Number of Option Shares subject to Option:

Incentive Stock Options

Purchase price per share $
The above specified Incentive Stock Options shall be exercisable as follows:

[ ] shares on and after [ ]
[ ] shares on and after [ ]
[ ] shares on and after [ ]

Non-Qualified Stock Options

Purchase price per share $
The above specified Non-Qualified Stock Options shall be exercisable as follows: in [three] equal annual installments on and after one year from the date of the grant

Total Number of Dividend Equivalents